UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2007

SUNRISE SENIOR LIVING, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-16499 (Commission File Number)	54-1746596 (I.R.S. Employer Identification No.)

7902 Westpark Drive
McLean, Virginia 22102
(Address of principal executive offices) (Zip Code)

(703) 273-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on September 10, 2007, on September 6, 2007, the board of directors of Sunrise Senior Living, Inc. (“Sunrise”) appointed Richard J. Nadeau as Sunrise’s new Chief Financial Officer. On November 12, 2007, the compensation committee of Sunrise’s board of directors (the “compensation committee”) approved a cash bonus for Mr. Nadeau of $75,000, payable upon Sunrise becoming a current filer under the federal securities laws. This cash bonus is in addition to the previously disclosed 2007 target bonus that Mr. Nadeau is eligible to receive.

In addition, on November 13, 2007, the compensation committee awarded Mr. Nadeau a total of 88,573 shares of restricted stock, which shares were issued under Sunrise’s 2003 Stock Option and Restricted Stock Plan in a private placement. These restricted shares generally vest in five equal annual installments beginning on the first anniversary of the grant date. If a change of control of Sunrise occurs within six months of the grant date, 44,286 shares will vest immediately and 44,287 shares will terminate. If a change of control of Sunrise occurs later than six months after the grant date, all unvested restricted shares will vest immediately.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNRISE SENIOR LIVING, INC. (Registrant)
Date: November 16, 2007	By:	/s/ John F. Gaul
John F. Gaul
General Counsel